UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders of MAKO Surgical Corp. (the “Company”) was held on June 10, 2010 at the Company’s headquarters in Fort Lauderdale, Florida. The Company submitted the following matters to a vote of stockholders, with the results of voting as follows:

Proposal 1 – Election of two Class III directors, each to serve until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Christopher C. Dewey	17,612,207	2,774,958	4,766,811
John J. Savarese, M.D.	20,338,538	48,627	4,766,811

The Company’s other directors who were in office prior to the 2010 annual meeting of stockholders and with terms of office that continue after the meeting are S. Morry Blumenfeld, Ph.D., Charles W. Federico, Maurice R. Ferré, M.D.,  John G. Freund, M.D., Frederic H. Moll, M.D., and William D. Pruitt.

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010:

FOR	AGAINST	ABSTAIN
24,757,398	389,124	7,454

There were no broker non-votes with respect to this proposal.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: June 14, 2010	By:	/s/ Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel, and Secretary

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